UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

LAMAR ADVERTISING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30242	72-1449411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, LA 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 20, 2013, the Compensation Committee of the Board of Directors of Lamar Advertising Company (the “Company”) set the base salaries and approved both performance-based cash and equity bonus programs and a separate discretionary cash bonus program for the Company’s executive officers for fiscal 2013.

The following table sets forth the 2013 base salary for each of the Company’s executive officers:

Executive Officer	2013 Base Salary
Kevin P. Reilly, Jr. President, Chairman of the Board of Directors	$700,000
Sean E. Reilly Chief Executive Officer	$700,000
Keith A. Istre Chief Financial Officer and Treasurer	$500,000

The increase to Mr. Istre’s base salary will be effective as of April 1, 2013.

Under the performance-based bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee at the meeting. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2013 over fiscal 2012. Under the formulas, each executive officer may earn up to a maximum of 200% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued when the Compensation Committee certifies (after the close of fiscal 2013) the extent to which the enumerated performance criteria have been satisfied.

The following table sets forth the 2013 target cash and equity bonuses for each of the Company’s executive officers, which assumes 100% achievement of each performance metric:

Executive Officer	2013 Target Cash Bonus		2013 Target Unrestricted Stock Grant
Kevin P. Reilly, Jr. President, Chairman of the Board of Directors	$250,000	(1)	44,000 shares
Sean E. Reilly Chief Executive Officer	$400,000	(2)	44,000 shares
Keith A. Istre Chief Financial Officer and Treasurer	$300,000	(3)	34,000 shares

(1)	Mr. Kevin P. Reilly, Jr. may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.
(2)	Mr. Sean E. Reilly may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $800,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.
(3)	Mr. Keith A. Istre may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $600,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.

In addition, the Compensation Committee also adopted a discretionary bonus program for fiscal 2013. Under this program, the Committee may grant an additional cash bonus to any executive officer in an amount up to 50% of such executive officer’s base salary. Such bonus (if any) will be awarded solely at the discretion of the Compensation Committee based on an evaluation of each executive officer’s respective 2013 performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY
(Registrant)

Date: March 22, 2013	By	/s/ Keith Istre
Name: Keith Istre
Title: Chief Financial Officer